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                                                                   EXHIBIT 11.1

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF NET INCOME PER SHARE

                  Years Ended December 31, 1997, 1996 and 1995

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                                                                   1997          1996           1995
                                                               -----------    -----------    -----------
                                                                (In thousands, except for per share data)
Basic net income per common share:
      Net income ............................................      $175,309      $157,918      $135,231

      Average common shares outstanding .....................        33,386        34,952        35,003
                                                                   --------      --------      --------

                Basic net income per common share ...........      $   5.25      $   4.52      $   3.86
                                                                   ========      ========      ========


Diluted net income per common share:

      Net income ............................................      $175,309      $157,918      $135,231
                                                                   --------      --------      --------

      Average common shares outstanding .....................        33,386        34,952        35,003
      Net shares to be issued upon exercise of dilutive
           stock options after applying treasury stock method           124            88           119
                                                                   --------      --------      --------

      Average shares outstanding ............................        33,510        35,040        35,122
                                                                   --------      --------      --------

                Diluted net income per common share .........      $   5.23      $   4.51      $   3.85
                                                                   ========      ========      ========
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